Exhibit 99.1

New York Mortgage Trust Declares Second Quarter
2012 Common Stock Dividend of $0.27 Per Share

NEW YORK, NY – June 15, 2012 - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.27 per share on shares of its common stock for the quarter ending June 30, 2012. The dividend will be payable on July 25, 2012 to common stockholders of record as of June 25, 2012.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets multi-family CMBS and Agency RMBS, including Agency RMBS consisting of adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the payment of the dividend. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our subsequent Quarterly Report on Form 10-Q for the three months ended March 31, 2012, which have been filed with the Securities and Exchange Commission. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Steven R. Mumma,
Chief Executive Officer and President
Phone:  212-792-0109
Email: smumma@nymtrust.com